UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  October 4, 2007 (October 1, 2007)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 South Union Street, 5th Floor Lawrence, MA (Address of principal executive offices)	01843 (Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Background
Consulting Agreement
Amendment to the NxStage 2005 Stock Incentive Plan
Material Agreements of the MDS Entities
License Agreement
KeyBank Loan Agreement
Supply and Distribution Agreement with Kawasumi Laboratories, Inc.
Distribution Agreement with Henry Schein
Agreement with DaVita Inc.
Item 2.01. Completion of Acquisition
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-10.1 Escrow Agreement by and between NxStage, David S. Utterberg and Computershare Trust Company

Item 1.01. Entry into a Material Definitive Agreement.
Background
     On October 1, 2007, NxStage Medical, Inc. (“NxStage”) completed its acquisition (the “Acquisition”) of Medisystems Corporation, a Washington corporation (“MDS”), Medisystems Services Corporation, a Nevada corporation (“MDS Services”) Medisystems Europe S.p.A., a company organized under the laws of Italy (“MDS Italy”), and Medimexico s. de R.L. de C.V., a company organized under the laws of Mexico (“MDS Mexico” and together with MDS, MDS Services and MDS Italy, the “MDS Entities”). Pursuant to the Stock Purchase Agreement by and between NxStage and David S. Utterberg, dated June 4, 2007, as amended (the “Stock Purchase Agreement”), NxStage issued to Mr. Utterberg, a director and stockholder of NxStage, 6,500,000 shares of NxStage common stock (the “Shares”), subject to a post-closing working capital adjustment that may increase or decrease the number of shares issued, as consideration for the Acquisition and, upon the consummation of the Acquisition, each MDS Entity became a direct or indirect wholly-owned subsidiary of NxStage. Of the 6,500,000 shares issued to Mr. Utterberg, 1,000,000 shares have been placed in escrow subject to an escrow agreement by and between NxStage, Mr. Utterberg and Computershare Trust Company, N.A., as escrow agent (the “Escrow Agreement”), to indemnify NxStage in the event of any claims made under the Stock Purchase Agreement or Consulting Agreement.
     A copy of the Escrow Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Stock Purchase Agreement was attached as an exhibit to the NxStage Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 9, 2007, and is incorporated herein by reference.
Consulting Agreement
     In connection with the Acquisition, Mr. Utterberg and DSU Medical Corporation, a Nevada corporation, which is wholly-owned by Mr. Utterberg (“DSU Medical Corporation”), entered into a consulting agreement with NxStage (the “Consulting Agreement”) pursuant to which Mr. Utterberg and DSU Medical Corporation will provide consulting, advisory and related services to NxStage for a period of two years following the consummation of the Acquisition (the “Term”). In addition, under the terms of the Consulting Agreement, Mr. Utterberg and DSU Medical Corporation will agree during the Term not to compete with NxStage in the Inventing Field (as defined in the Consulting Agreement) and not to encourage or solicit any employee, customer or supplier of NxStage to alter its relationship with NxStage. The Consulting Agreement further provides that (1) Mr. Utterberg and DSU Medical Corporation will assign to NxStage certain inventions and proprietary rights conceived by him/it during the Term and (2) NxStage will grant to Mr. Utterberg and DSU Medical Corporation a non-exclusive, worldwide, perpetual, royalty-free, irrevocable, sublicensable, fully paid license under such assigned inventions and proprietary rights for any purpose solely outside the Inventing Field. Under the terms of the Consulting Agreement, Mr. Utterberg and DSU Medical Corporation will receive an aggregate of $200,000 per year, plus expenses, in full consideration for the services and other obligations provided for under the terms of the Consulting Agreement.
     As a related person transaction, consistent with NxStage’s Audit Committee Charter and Related Person Transaction Policy, each of the Stock Purchase Agreement, Escrow Agreement and Consulting Agreement was approved by NxStage’s Audit Committee and full Board of Directors (the “Board”).
Amendment to the NxStage 2005 Stock Incentive Plan
     On October 1, 2007, at NxStage’s Special Meeting of Stockholders, the NxStage stockholders approved an amendment to its 2005 Stock Incentive Plan (the “Plan”), increasing the number of shares available under the Plan by 3,800,000, provided no more than 1,500,000 shares of which may be granted as restricted stock awards, restricted stock units or other stock-based awards.
     The NxStage Board of Directors previously approved several additional amendments to the Plan that did not require approval of the NxStage stockholders. Specifically, the Plan was amended to: (1) to remove the “evergreen” provision, which provided for an annual automatic increase of the number of shares available under the plan, (2) to eliminate the return of shares received by NxStage in connection with the net exercise of options to the available pool under the plan, (3) to provide that all options and stock appreciation rights granted under the Plan must be granted at fair market value on the date of grant and have a term no more than 10 years, and (4) to provide that stock options issued under the Plan may not be (a) repriced by (x) lowering the option exercise price of an option or (y) canceling an outstanding stock option and replacing it with a stock option with a lower exercise price, or (b) cashed out by NxStage, unless such action has been approved by the NxStage stockholders.
Material Agreements of the MDS Entities
     Upon the closing of the Acquisition, the following agreements, to which one or more of the MDS Entities are party, became material agreements of NxStage.
License Agreement
     In connection with the Acquisition, NxStage acquired rights under a License Agreement between MDS and DSU Medical Corporation. Under this Agreement, MDS has an exclusive, irrevocable, sublicensable, royalty-free, fully paid license to certain DSU patents (the “Licensed Patents”). The Licensed Patents fall into two categories, those patents that are used exclusively by the MDS Entities (the “Class A Patents”) and those patents not used exclusively by the MDS Entities (the “Class B Patents”). Pursuant to the terms of the License Agreement, MDS has a license to (1) the Class A Patents, to practice in all fields for any purpose and (2) the Class B Patents, solely with respect to certain defined products for use in the treatment of Extracorporeal Fluid Treatments and/or Renal Insufficiency Treatments as defined in the License Agreement (the “Field”). The License Agreement further provides that MDS’ rights under the agreement are qualified by certain sublicenses previously granted to third parties. NxStage has agreed that Mr. Utterberg will retain the right to the royalty income under one of these sublicenses.
KeyBank Loan Agreement
     In connection with the Acquisition, NxStage acquired rights and obligations under a Credit Loan Agreement with KeyBank N.A. This Agreement provides for a $3.5 million revolving credit facility and $1.5 million letter of credit facility. The loan is secured by a lien against the assets of the MDS Entities and is guaranteed by NxStage. There are no outstanding amounts due under the revolving line of credit. As of June 30, 2007, KeyBank has issued on behalf of Medisystems $1.1 million of standby letters of credit expiring through December 2010. NxStage recently signed an agreement with Silican Valley Bank under which it has agreed to terminate this Credit Loan Agreement on or before December 31, 2007.
Supply and Distribution Agreement with Kawasumi Laboratories, Inc.
     In connection with the Acquisition, NxStage acquired rights and obligations under a Supply and Distribution Agreement between MDS and Kawasumi Laboratories, Inc. Under this Agreement, Kawasumi agrees to manufacture and sell to MDS certain needles and blood tubing sets and cartridges. Kawasumi’s obligations with respect to needle disposables expire on February 1, 2011, with automatic renewal for an additional three years unless either party gives notice of termination at least one year prior to the termination date. Its obligations with respect to blood tubing sets and cartridges expire on June 30,

2008. The Agreement may be terminated earlier upon a material breach or a petition of bankruptcy or similar insolvency event.
Distribution Agreement with Henry Schein, Inc.
     In connection with the Acquisition, NxStage acquired rights and obligations under an Extracorporeal Disposables Distribution Agreement with Henry Schein, Inc. (“Schein”). Under this Agreement, Schein agrees to purchase products from MDS for resale to Schein’s dialysis customers in the United States. MDS agrees not to supply certain products to any distributor of primarily general medical/surgical items, and Schein agrees not to purchase or sell in the United States products manufactured by any other supplier which are similar or competitive to the products it distributes for MDS. Schein recently agreed to extend the term of this Agreement through July 2009. This Agreement may be terminated earlier upon a material breach or a petition of bankruptcy or similar insolvency event.
Agreement with DaVita Inc.
     In connection with the Acquisition, NxStage acquired rights and obligations under an Agreement with DaVita Inc. (“DaVita”). Under this Agreement, DaVita agrees to purchase from MDS certain needles and blood tubing sets. The Agreement includes certain minimum purchase requirements; however, these can be reduced significantly under certain circumstances. DaVita’s agreement to purchase blood tubing sets from MDS expires on September 21, 2008. Its agreement to purchase needles expires on December 21, 2007. This Agreement may be terminated earlier upon a material breach, the continued delivery of defective product, under certain circumstances, and upon a petition of bankruptcy or similar insolvency event.
     The information set forth below under Item 2.01 is incorporated herein by reference into this Item 1.01.
Item 2.01. Completion of Acquisition
     The information set forth above under Item 1.01 is incorporated herein by reference.
     On October 1, 2007, pursuant to the Stock Purchase Agreement, NxStage issued to Mr. Utterberg the Shares, subject to a post-closing working capital adjustment that may increase or decrease the number of Shares issued, as consideration for the Acquisition and, upon the consummation of the Acquisition, each MDS Entity became a direct or indirect wholly-owned subsidiary of NxStage.
     The Stock Purchase Agreement and Consulting Agreement require Mr. Utterberg and NxStage to indemnify each other in the event of certain breaches and failures under such agreements. Subject to certain exceptions, each party’s aggregate indemnification liability is limited to a maximum amount equal to 50% of the value of the Shares, measured as of the consummation of the Acquisition, minus $1,250,000. The agreements further provide that any amounts payable by either party in connection with any such indemnification claim be paid by delivery of additional shares of NxStage common stock (the “Indemnification Shares”), valued at the time of payment. However, NxStage will not be required to issue Indemnification Shares that in the aggregate would exceed 20% of the then outstanding shares of NxStage common stock without stockholder approval. Any Indemnification Shares issued by NxStage will not be registered under the Securities Act of 1933, as amended. Of the 6,500,000 shares issued to Mr. Utterberg, 1,000,000 shares have been placed in escrow subject to the Escrow Agreement to indemnify NxStage in the event of any claims made under the Stock Purchase Agreement or Consulting Agreement.
     Prior to the Acquisition, Mr. Utterberg was a director of NxStage and held approximately 6.7% of NxStage’s outstanding common stock. Following the closing of the Acquisition, Mr. Utterberg remains a director and owns approximately 23.2% of the outstanding common stock of NxStage. In addition, the Stock Purchase Agreement provides that, if Mr. Utterberg is no longer a director of NxStage, the Board will nominate for election to the Board any director nominee proposed by Mr. Utterberg, subject to certain conditions.
     As a related person transaction, consistent with NxStage’s Audit Committee Charter and Related Person Transaction Policy, the Stock Purchase Agreement, Acquisition and related matters were approved by NxStage’s Audit Committee and full Board. The value of the Acquisition was determined using a variety of analyses, including an analysis of selected comparable acquisitions, discounted cash flow analysis and pro forma stock purchase analysis.
     A copy of the Stock Purchase Agreement was filed as an exhibit to NxStage’s Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 9, 2007.
Item 3.02. Unregistered Sales of Equity Securities
     The information set forth above under Item 1.01 and 2.01 with respect to the Shares is incorporated herein by reference.
     All shares issued by NxStage to Mr. Utterberg in connection with the Acquisition have been or will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933, as amended, relating to sales by an issuer not involving a public offering.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
     The consolidated financial statements of the MDS Entities, including the reports of the independent registered public accounting firms, Grant Thornton LLP, Deloitte & Touche S.p.A. and Kim Quezada y Asociados, S.C., required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before December 17, 2007.
     The unaudited consolidated financial statements of the MDS Entities required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before December 17, 2007.

     (b) Pro Forma Financial Information
     The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before December 17, 2007.
     (d) Exhibits
10.1	Escrow Agreement by and between NxStage, David S. Utterberg and Computershare Trust Company, N.A., as escrow agent, dated October 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: October 4, 2007	By:	/s/ Robert S. Brown
Robert S. Brown
Senior Vice President and Chief Financial Officer